Hein & Associates, LLP
                                5075 Westheimer
                                   Suite 970
                              Houston, Texas 77056



                                                  March 30, 1997



Mr. Denis Fitzpatrick
American International Petroleum Corporation
55 Waugh Drive, Suite 606
Houston, Texas 77007

Dear Mr. Fitzpatrick:

You have furnished us with a copy of your "Notification of Late Filing" on Form 12b-25, dated March 30, 1997.

We are in agreement with the comments under Part III of the Form 12b-25 with respect to the reasons why we are unable to furnish our report on the consolidated financial statements of American International Petroleum Corporation and its subsidiaries on or before the date the Form 10-K of American International Petroleum Corporation of the year ended December 31, 1997 is required to be filed.

                                        Your very truly,


                                       /s/ Hein & Associates, LLP
                                       --------------------------
                                       Hein & Associates, LLP